UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 25, 2020

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1100
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 1.01    Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K, filed by Ashford Inc. (“AINC” or the “Company”) with the Securities and Exchange Commission on March 20, 2020, Lismore Capital II LLC (“Lismore”), a subsidiary of the Company, entered into an agreement whereby Lismore, acting as agent for Braemar Hotels & Resorts Inc. (“Braemar”), sought to potentially refinance, modify or seek forbearances of Braemar’s existing mortgage and mezzanine loans and credit facility with Bank of America, N.A., as administrative agent (the “Braemar Agreement”). Additionally, on July 1, 2020, Lismore entered into an amended and restated agreement, effective as of April 6, 2020, with Ashford Hospitality Trust, Inc. (“Ashford Trust”) and its affiliates whereby Lismore, acting as agent for Ashford Trust, sought to potentially refinance, modify or seek forbearances of Ashford Trust’s existing mortgage and mezzanine loans (the “Amended Ashford Trust Agreement”).

Pursuant to the terms of the Braemar Agreement, the fees Lismore would be entitled to, absent waiver, with respect to a $435 million loan secured by the Seattle Marriott Waterfront, The Clancy San Francisco, The Notary Hotel and the Chicago Sofitel Magnificent Mile (the “BAML 4-Pack”), are: (i) a $543,750 fee paid upon execution of the Braemar Agreement and not subject to clawback; (ii) a $543,750 fee payable in monthly installment payments and subject to clawback; and (iii) a $1,087,500 success fee payable only in connection with a signed forbearance or other agreement. On August 25, 2020, in light of the fact that Lismore negotiated access to the FF&E reserves but no forbearance on debt service, the independent members of the Company’s board of directors decided to waive the fees described in clauses (ii) and (iii) of the previous sentence, with respect to the BAML 4-Pack loan.

Pursuant to the terms of the Amended Ashford Trust Agreement, the fees Lismore would be entitled to, absent waiver, with respect to the Rockbridge loan portfolio, a $144 million loan secured by Courtyard Billerica, Hampton Inn Columbus Easton, Hampton Inn Phoenix Airport, Homewood Suites Pittsburgh Southpointe, Hampton Inn Pittsburgh Waterfront, Hampton Inn Pittsburgh Washington, Residence Inn Stillwater and Courtyard Wichita (the “Rockbridge Portfolio”), are: (i) a $180,000 fee paid upon the execution of the Amended Ashford Trust Agreement; (ii) a $180,000 fee payable in monthly installment payments and subject to clawback; and (iii) a $360,000 success fee payable only in connection with a signed forbearance or other agreement. On August 25, 2020, in light of the fact that Ashford Trust subsequently agreed to transfer the Rockbridge Portfolio hotels to the lender in a deed-in-lieu transaction, the independent members of the Company’s board of directors decided to waive the fees described in clauses (ii) and (iii) of the previous sentence, with respect to the Rockbridge Portfolio loan.

Pursuant to the terms of the Amended Ashford Trust Agreement, the fees Lismore would be entitled to, absent waiver, with respect to a $25 million loan secured by the La Posada de Santa Fe (the “La Posada Loan”), are: (i) a $31,250 fee paid upon the execution of the Amended Ashford Trust Agreement; (ii) a $31,250 fee payable in monthly installment payments and subject to clawback; and (iii) a $62,500 success fee payable only in connection with a signed forbearance or other agreement. On August 25, 2020, in light of the fact that Lismore negotiated access to the FF&E reserves but no forbearance on debt service, the independent members of the Company’s board of directors decided to waive the fees described in clauses (ii) and (iii) of the previous sentence, with respect to the La Posada Loan.

The description of the Amended Ashford Trust Agreement and the Braemar Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Amended Ashford Trust Agreement and the Braemar Agreement, which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K, respectively and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Amended and Restated Ashford Trust Agreement, dated as of April 6, 2020, by and between Lismore Capital II LLC and Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on July 7, 2020) (File No. 001-36400)

10.2
Braemar Loan Modification/Forbearance Agreement, dated as of March 20, 2020, by and among Lismore Capital LLC and Braemar Hotels & Resorts Inc. (incorporated by reference to Exhibit 10.2 of Form 8-K filed on March 26, 2020) (File No. 001-36400)

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ ROBERT G. HAIMAN
Robert G. Haiman
Executive Vice President, General Counsel & Secretary
Date: August 31, 2020